Exhibit 10.16

                          SECURITIES PURCHASE AGREEMENT

         AGREEMENT, dated as of March 6, 2002, among DirectPlacement, Inc. (the "Company") and GCA Strategic Investment Fund Limited ("Purchaser").

                                R E C I T A L S:

         WHEREAS, the Company desires to sell and issue to the Purchaser, and Purchaser desires to purchase from the Company, a $500,000 aggregate principal amount of the Company's Bridge Note due April 6, 2002 ("Bridge Note"), with terms and conditions as set forth in the form of Bridge Note attached hereto as Exhibit A; and

         WHEREAS, in order to induce the Purchaser to enter into the transactions described in this Agreement, the Company desires to issue to the Purchaser 100,000 shares of the Company's common stock, $.0001 par value per share ("Common Stock") on the Closing (the "Shares"); and

         WHEREAS, the Purchaser will have certain registration rights with respect to the Shares as set forth in the Registration Rights Agreement in the form attached hereto as Exhibit B; and

         NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.                       DEFINITIONS

ARTICLE 1.1 Definitions. The following terms, as used herein, have the following meanings:

         "Affiliate" means, with respect to any Person (the "Subject Person"),
(i) any other Person (a "Controlling Person") that directly, or indirectly through one or more intermediaries, Controls the Subject Person or (ii) any other Person (other than the Subject Person or a Consolidated Subsidiary of the Subject Person) which is Controlled by or is under common Control with a Controlling Person.

         "Agreement" means this Securities Purchase Agreement, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "Asset Sale" has the meaning set forth in Section 8.4.

         "Balance Sheet Date" has the meaning set forth in Section 4.7.

         "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by the Company.

         "Benefit Plans" has the meaning set forth in Section 4.9(b).

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         "Bridge Note" means the Company's Secured Bridge Note substantially in the form set forth as Exhibit A hereto.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close.

         "Change in Control" means (i) after the date of this Agreement, any person or group of persons (within the meaning of Sections 13 and 14 of the Exchange Act and the rules and regulations of the Commission relating to such sections) other than the Purchaser shall have acquired beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 promulgated by the Commission pursuant to the Exchange Act) of 33 1/3% or more of the outstanding shares of Common Stock of the Company; or (ii) individuals constituting the Board of Directors of the Company on the date hereof (together with any new Directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least 50.1% of the Directors still in office who are either Directors as of the date hereof or whose election or nomination for election was previously so approved), cease for any reason to constitute at least two-thirds of the Board of Directors of the Company then in office.

         "Closing Bid Price" shall mean for any security as of any date, the lowest closing bid price as reported by Bloomberg, L.P. ("Bloomberg") on the principal securities exchange or trading market where such security is listed or traded or, if the foregoing does not apply, the lowest closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no trading price is reported for such security by Bloomberg, then the average of the bid prices of any market makers for such securities as reported in the "Pink Sheets" by the National Quotation Bureau, Inc. If the lowest closing bid price cannot be calculated for such security on such date on any of the foregoing bases, the lowest closing bid price of such security on such date shall be the fair market value as mutually determined by the Purchaser and the Company for which the calculation of the closing bid price requires, and in the absence of such mutual determination, as determined by the Board of Directors of the Company in good faith.

         "Closing Date" means the date on which all of the conditions set forth in Sections 6.1 and 6.2 shall have been satisfied and the Bridge Note in the aggregate principal amount of $500,000 and the Shares are issued by the Company to the Purchaser.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" means the Securities and Exchange Commission or any entity succeeding to all of its material functions.

         "Common Stock" means the common stock, $.0001 par value per share, of the Company.

         "Company" means DirectPlacement, Inc., a Delaware corporation, and its successors.

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         "Company Corporate Documents" means the certificate of incorporation and bylaws of the Company.

         "Consolidated Net Worth" means at any date the total shareholder's equity which would appear on a consolidated balance sheet of the Company prepared as of such date.

         "Consolidated Subsidiary" means at any date with respect to any Person or Subsidiary or other entity, the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

         "Control" (including, with correlative meanings, the terms "Controlling," "Controlled by" and under "common Control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

         "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments issued by such Person, (iii) all obligations of such Person as lessee which (y) are capitalized in accordance with GAAP or (z) arise pursuant to sale-leaseback transactions, (iv) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (vi) all Debt of others Guaranteed by such Person.

         "Default" means any event or condition which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Directors" means the individuals then serving on the Board of Directors or similar such management council of the Company.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

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         "ERISA Group" means the Company and each Subsidiary and all members of a controlled group of corporation and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under the Code.

         "Event of Default" has the meaning set forth in Article XII hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Expense Reimbursement Fee" has the meaning set forth in Section 13.4.

         "Financing" means a public or private financing consummated (meaning closing and funding) through the issuance of debt or equity securities (or securities convertible into or exchangeable for debt or equity securities) of the Company for cash, except for the issuance of stock options or warrants to purchase the Company's Common Stock.

         "Formula Price" shall mean a dollar amount equal to the aggregate principal amount of the Bridge Note then outstanding, together with all accrued and unpaid interest thereon.

         "GAAP" has the meaning set forth in Section 1.2.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing (whether by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain a minimum net worth, financial ratio or similar requirements, or otherwise) any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term Guarantee used as a verb has a corresponding meaning.

         "Hazardous Materials" means any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances or petroleum products (including crude oil or any derivative or fraction thereof), defined or regulated as such in or under any Environmental Laws.

         "Intellectual Property" has the meaning set forth in Section 4.2.

         "Investment" means any investment in any Person, whether by means of share purchase, partnership interest, capital contribution, loan, time deposit or otherwise.

         "Lien" means any lien, mechanic's lien, materialmen's lien, lease, easement, charge, encumbrance, mortgage, conditional sale agreement, title retention agreement, agreement to sell or convey, option, claim, title imperfection, encroachment or other survey defect, pledge, restriction, security

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interest or other adverse claim, whether arising by contract or under law or otherwise (including, without limitation, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

         "Liquidity Event" has the meaning set forth in Section 10.4(b).

         "Listing Applications" has the meaning set forth in Section 4.4.

         "Majority Holders" means (i) as of the Closing Date, the Purchaser and
(ii) at any time thereafter, the holders of more than 50% in aggregate principal amount of the Bridge Note outstanding at such time.

         "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $500,000.

         "Maturity Date" shall mean the date of maturity of the Bridge Note; specifically, April 6, 2002.

         "Nasdaq Market" means the Nasdaq Stock Market's National Market System.

         "Net Cash Proceeds" means, with respect to any transaction, the total amount of cash proceeds received by the Company or any Subsidiary less (i) reasonable underwriters' fees, brokerage commissions, reasonable professional fees and other customary out-of-pocket expenses payable in connection with such transaction, and (ii) in the case of dispositions of assets, (A) actual transfer taxes (but not income taxes) payable with respect to such dispositions, and (B) the amount of Debt, if any, secured by a Lien on the asset or assets disposed of and required to be, and actually repaid by the Company or any Subsidiary in connection therewith, and any trade payables specifically relating to such asset or assets sold by the Company or any Subsidiary that are not assumed by the purchaser of such asset or assets.

         "Non-Recourse Financing" means Debt of the Company or any Subsidiary which, by its terms, bars the lender thereof from any action against the Company or any Subsidiary, as borrower or guarantor, if the security value of the project or asset pledged in respect thereof falls below the amount required to repay such Debt.

         "Officer's Certificate" shall mean a certificate executed by the President, chief executive officer or chief financial officer of the Company in the form of Exhibit D attached hereto.

         "Other Taxes" has the meaning set forth in Section 3.6(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

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         "Permits" means all domestic and foreign licenses, franchises, grants, authorizations, permits, easements, variances, exemptions, consents, certificates, orders and approvals necessary to own, lease and operate the properties of, and to carry on the business of the Company and the Subsidiaries.

         "Person" means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock Company, government (or any agency or political subdivision thereof) or other entity of any kind.

         "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under the Code and either (i) is maintained, or contributed to, by any member of the ERISA group for employees of any member of the ERISA group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA group for employees of the Person which was at such time a member of the ERISA Group.

         "Purchase Price" means the purchase price for the Securities set forth in Section 2.2 hereof.

         "Purchaser" means GCA Strategic Investment Fund Limited and its successors and assigns, including holders from time to time of the Bridge Note.

         "Registration Rights Agreement" means the agreement between the Company and the Purchaser dated the date hereof substantially in the form set forth in Exhibit B attached hereto.

         "Restricted Payment" means, with respect to any Person, (i) any dividend or other distribution on any shares of capital stock of such Person (except dividends payable solely in shares of capital stock of the same or junior class of such Person and dividends from a wholly-owned direct or indirect Subsidiary of the Company to its parent corporation), (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of such Person's capital stock or (b) any option, warrant or other right to acquire shares of such Person's capital stock or (iii) any loan, or advance or capital contribution to any Person (a "Stockholder") owning any capital stock of such Person other than relocation, travel or like advances to officers and employees in the ordinary course of business, and other than reasonable compensation as determined by the Board of Directors.

         "Sale Event" has the meaning set forth in Section 3.4.

         "SEC Reports" shall have the meaning set forth in Section 4.7.

         "Securities" means the Bridge Note and the Shares.

         "Securities Act" means the Securities Act of 1933, as amended.

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         "Solvency Certificate" shall mean a certificate executed by the chief financial officer of the Company as to the solvency of the Company, the adequacy of its capital and its ability to pay its debts, all after giving effect to the issuance and sale of the Bridge Note and the completion of the offering (including without limitation the payment of any fees or expenses in connection therewith), which such Solvency Certificate shall be in the from of Exhibit C attached hereto.

         "Subsidiary Corporate Documents" means the certificates of incorporation and bylaws of each Subsidiary.

         "Subsidiaries" has the meaning set forth in Section 4.27.

         "Taxes" has the meaning set forth in Section 3.6.

         "Trading Day" shall mean any Business Day in which the Nasdaq Market or other automated quotation system or exchange on which the Common Stock is then traded is open for trading for at least four (4) hours.

         "Transaction Agreements" means this Agreement, the Bridge Note and the Registration Rights Agreement.

         "Transfer" means any disposition of Securities that would constitute a sale thereof under the Securities Act.

         "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.


ARTICLE 1.2 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a consistent basis (except for changes concurred in by the Company's independent public accountants) ("GAAP"). All references to "dollars," "Dollars" or "$" are to United States dollars unless otherwise indicated.


ARTICLE 2.               PURCHASE AND SALE OF SECURITIES

ARTICLE 2.1       Purchase and Sale of Bridge Note.

         (a) Subject to the terms and conditions set forth herein, the Company agrees to issue and sell to Purchaser, and Purchaser severally agrees to purchase from the Company, a Bridge Note in the aggregate principal amount of $500,000.

         (b) Purchaser shall acquire the Bridge Note on the Closing Date in an aggregate principal amount of Five Hundred Thousand Dollars ($500,000).

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         (c)      In connection with the Purchaser's agreement to purchase the
Bridge Note specified in this Article II, the Company shall issue and deliver to the Purchaser on the Closing Date, 100,000 shares of Common Stock.

ARTICLE 2.2 Purchase Price. The purchase price for the Bridge Note shall be $475,000.00 (the "Purchase Price").

ARTICLE 2.3       Closing and Mechanics of Payment.

         (a) Subject to satisfaction of the conditions set forth in Sections 6.1 and 6.2 hereof, the Closing Date shall be March 6, 2002.

         (b) The Bridge Note issued on the Closing Date shall be dated the date hereof.


ARTICLE 3.                 PAYMENT TERMS OF BRIDGE NOTE

ARTICLE 3.1 Payment of Principal and Interest; Payment Mechanics. The Company will pay all amounts due on each Bridge Note by the method and at the address specified for such purpose by the applicable Purchaser in writing, without the presentation or surrender of any Bridge Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of this Bridge Note, the holder shall surrender the Bridge Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office. Prior to any sale or other disposition of any Bridge Note, the holder thereof will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender the Bridge Note to the Company in exchange for a new Bridge Note. The Company will afford the benefits of this Section 3.1 to any direct or indirect transferee of the Bridge Note purchased under this Agreement and that has made the same agreement relating to this Bridge Note as the Purchaser has in this Section 3.1; provided that such transferee is an "accredited investor" under Rule 501 of the Securities Act.

ARTICLE 3.2       Reserved.

ARTICLE 3.3       Reserved.

ARTICLE 3.4       Mandatory Prepayments.

         (a) Upon the occurrence of a Change in Control of the Company (a "Sale Event") the Company shall, upon request of the Majority Holders, redeem this Bridge Note in cash for the Formula Price.

         (b) Upon the consummation of (i) one or more Financings (ii) a transfer of all or substantially all of the assets of the Company to any Person in a single transaction or series of related transactions, or (iii) a consolidation, merger or amalgamation of the Company with or into another Person in which the Company is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock), the Company shall use 25% of the Net Cash Proceeds therefrom (unless, in the case of subclause (i), such Net Cash Proceeds from each such Financing is less than $250,000) to redeem the Bridge Note. The redemption price payable upon any such redemption shall be the Formula Price.

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ARTICLE 3.5       Prepayment Procedures.

         (a) Any permitted prepayment or redemption of the Bridge Note pursuant to Section 3.4 above shall be deemed to be effective and consummated for purposes of determining the Formula Price as follows:

                  (i) A redemption pursuant to Section 3.4(a), the date of consummation of the applicable Sale Event; and

                  (ii) A redemption pursuant to Section 3.4(b), three (3) Business Days following the date of consummation of the applicable Financing (meaning closing and funding).

         (b) On the Maturity Date and on the effective date of a repayment or redemption of the Bridge Note as specified in Section 3.5(a) above, the Company shall deliver by wire transfer of funds the repayment/redemption price to each Purchaser of the Bridge Note subject to redemption. Should any Purchaser not receive payment of any amounts due on redemption of its Bridge Note by reason of the Company's failure to make payment at the times prescribed above for any reason, the Company shall pay to the applicable holder on demand (x) interest on the sums not paid when due at an annual rate equal to the lesser of
(I) the maximum lawful rate and (II) 18% per annum, compounded at the end of each thirty (30) days, until the applicable holder is paid in full and (y) all costs of collection, including, but not limited to, reasonable attorneys' fees and costs, whether or not suit or other formal proceedings are instituted.

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ARTICLE 3.6       Payment of Additional Amounts.

         (a) Any and all payments by the Company hereunder or under the Bridge Note to any Purchaser and each "qualified assignee" thereof shall be made free and clear of and without deduction or withholding for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes") unless such Taxes are required by law or the administration thereof to be deducted or withheld. If the Company shall be required by law or the administration thereof to deduct or withhold any Taxes from or in respect of any sum payable under the Bridge Note (i) the holders of the Bridge Note subject to such Taxes shall have the right, but not the obligation, for a period of thirty
(30) days commencing upon the day it shall have received written notice from the Company that it is required to withhold Taxes to transfer all or any portion of the Bridge Note to a qualified assignee to the extent such transfer can be effected in accordance with the other provisions of this Agreement and applicable law; (ii) the Company shall make such deductions or withholdings;
(iii) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this Section 3.6) such Purchaser receives an amount equal to the sum it would have received if no such deduction or withholding had been made; and (iv) the Company shall forthwith pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable. A "qualified assignee" of a Purchaser is a Person that is organized under the laws of (I) the United States or (II) any jurisdiction other than the United States or any political subdivision thereof and that (y) represents and warrants to the Company that payments of the Company to such assignee under the laws in existence on the date of this Agreement would not be subject to any Taxes and (z) from time to time, as and when requested by the Company, executes and delivers to the Company and the Internal Revenue Service forms, and provides the Company with any information necessary to establish such assignee's continued exemption from Taxes under applicable law.

         (b) The Company shall forthwith pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (all such taxes, charges and levies hereinafter referred to as "Other Taxes") which arise from any payment made under any of the Transaction Agreements or from the execution, delivery or registration of, or otherwise with respect to, this Agreement other than Taxes payable solely as a result of the transfer from the Purchaser to a Person of any Security.

         (c) The Company shall indemnify Purchaser, or qualified assignee, for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 3.6) paid by each Purchaser, or qualified assignee, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date such Purchaser or assignee makes written demand therefor. A certificate as to the amount of such Taxes or Other Taxes submitted to the Company by such Purchaser or assignee shall be conclusive evidence of the amount due from the Company to such party.

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         (d)      Within 30 days after the date of any payment of Taxes, the
Company will furnish to Purchaser the original or a certified copy of a receipt evidencing payment thereof.

         (e) Purchaser shall provide to the Company a form W-8, stating that it is a non-U.S. person, together with any additional tax forms which may be required under the Code, as amended after the date hereof, to allow interest payments to be made to it without deduction.


ARTICLE 4.               REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Purchaser as of the Closing Date, the following:

ARTICLE 4.1 Organization and Qualification. The Company and each Subsidiary is a corporation (or other legal entity) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company and each Subsidiary is qualified to conduct business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where such failure would not have a Material Adverse Effect. A "Material Adverse Effect" means any material adverse effect on the operations, results of operations, properties, assets or condition (financial or otherwise) of the Company or the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.

ARTICLE 4.2       Authorization and Execution.

         (a) The Company has all requisite corporate power and authority to enter into and perform each Transaction Agreement and to consummate the transactions contemplated hereby and thereby and to issue the Securities in accordance with the terms hereof and thereof.

         (b) The execution, delivery and performance by the Company of each Transaction Agreement and the issuance by the Company of the Securities have been duly and validly authorized and no further consent or authorization of the Company, its Board of Directors or its shareholders is required.

         (c) This Agreement has been duly executed and delivered by the Company.

         (d) This Agreement constitutes, and upon execution and delivery thereof by the Company, each of the Transaction Agreements will constitute, a valid and binding agreement of the Company, in each case enforceable against the Company in accordance with its respective terms.

ARTICLE 4.3 Capitalization. As of the date hereof, the authorized, issued and outstanding capital stock of the Company is as set forth on Schedule 4.3 hereto and no other shares of capital stock of the Company will be outstanding as of the Closing Date. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to

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preemptive rights or similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Other than as set forth on Schedule 4.3 hereto, as of the date hereof,
(i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries are obligated to register the sale of any of its or their securities under the Securities Act (except pursuant to the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Bridge Note. The Company has furnished to Purchaser true and correct copies of the Company's Corporate Documents, and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

ARTICLE 4.4       Governmental Authorization.

ARTICLE 4.5 The execution and delivery by the Company of the Transaction Agreements does not and will not, the issuance and sale by the Company of the Securities does not and will not, and the consummation of the transactions contemplated hereby and by the other Transaction Agreements will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official except (a) such actions or filings that have been undertaken or made prior to the date hereof and that will be in full force and effect (or as to which all applicable waiting periods have expired) on and as of the date hereof or which are not required to be filed on or prior to the Closing Date, (b) such actions or filings that, if not obtained, would not result in a Material Adverse Effect and (c) the filing of a "Form D" as described in Section
7.13 below.

ARTICLE 4.6 Issuance of Shares. The Shares shall be duly and validly issued and outstanding, fully paid and nonassessable, free and clear of any Taxes, Liens and charges with respect to issuance and shall not be subject to preemptive rights or similar rights of any other stockholders of the Company. Assuming the representations and warranties of the Purchaser herein are true and correct in all material respects, each of the Securities will have been issued in material compliance with all applicable U.S. federal and state securities laws.

ARTICLE 4.7 No Conflicts. The execution and delivery by the Company of the Transaction Agreements to which it is a party did not and will not, the issuance and sale by the Company of the Securities did not and will not and the consummation of the transactions contemplated hereby and by the other Transaction Agreements will not, contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, (ii) the Company Corporate Documents, (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any Subsidiary or any of their respective assets, or result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary, except those created by the Transaction Documents. The Company and each Subsidiary is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties, except where such failure would not have a Material Adverse Effect.

ARTICLE 4.8 Financial Information an SEC Reports. Since January 1, 2001, the Company has timely filed all forms, reports and documents with the Commission required to be filed by it under the Exchange Act through the date hereof (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being referred to herein collectively as the "SEC Reports"). The Company has delivered or made available to each Purchaser true and complete copies of the SEC Reports, except for such exhibits and incorporated documents. Such SEC Reports, at the time filed, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder applicable to such SEC Reports. None of the SEC Reports, including without limitation, any financial statements or schedules included therein, contains any untrue statement of a material fact or omits to state a material fact necessary to in order to make the statements made, in light of the circumstances under which they were made, not misleading. There have been no material adverse changes in the Company's business, properties, results of operations, condition (financial or otherwise) or prospects since the date of the Company's most recent Report on Form 10-K for the year ended December 31, 2000 which have not been disclosed in the Company's SEC Reports or to the Purchaser in writing. The audited and unaudited consolidated balance sheets of the Company and its Subsidiaries contained in the SEC Reports, and the related consolidated statements of income, changes in stockholders' equity and changes in cash flows for the periods then ended, including the footnotes thereto, except as indicated therein, (i) complied in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto and
(ii) have been prepared in accordance with GAAP consistently applied throughout the periods indicated, except that the unaudited financial statements do not contain notes and may be subject to normal audit adjustments and normal annual adjustments. Such financial statements fairly present the financial condition of the Company and its Subsidiaries at the dates indicated and the consolidated results of their operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against and all Debts and liabilities of the Company and its Subsidiaries, fixed or contingent. Since December 31, 2000 (the "Balance Sheet Date"), except as disclosed in the SEC Reports, there has been (x) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company and its Subsidiaries, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and (y) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company and its subsidiaries except in the ordinary course of business; and no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

ARTICLE 4.9 Litigation. Except as set forth in the SEC Reports, there is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or which challenges the validity of any Transaction Agreements.

ARTICLE 4.10      Compliance with ERISA and other Benefit Plans.

         (a) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under
Section 412 of the Code in respect of any Plan, (ii) failed to make any required contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which as resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under
Section 4007 of ERISA.

         (b) The benefit plans not covered under clause (a) above (including profit sharing, deferred compensation, stock option, employee stock purchase, bonus, retirement, health or insurance plans, collectively the "Benefit Plans") relating to the employees of the Company are duly registered where required by, and are in good standing in all material respects under, all applicable laws. All required employer and employee contributions and premiums under the Benefit Plans to the date hereof have been made, the respective fund or funds established under the Benefit Plans are funded in accordance with applicable laws, and no past service funding liabilities exist thereunder.

         (c) No Benefit Plans have any unfunded liabilities, either on a "going concern" or "winding up" basis and determined in accordance with all applicable laws and actuarial practices and using actuarial assumptions and methods that are reasonable in the circumstances. No event has occurred and no condition exists with respect to any Benefit Plans that has resulted or could reasonably be expected to result in any pension plan having its registration revoked or wound up (in whole or in part) or refused for the purposes of any applicable laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties (in any material amounts) under any applicable laws.

ARTICLE 4.11 Environmental Matters. The costs and liabilities associated with Environmental Laws (including the cost of compliance therewith) are unlikely to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or any Subsidiary. Each of the Company and the Subsidiaries conducts its businesses in compliance in all material respects with all applicable Environmental Laws.

ARTICLE 4.12 Taxes. All United States federal, state, county, municipality, local or foreign income tax returns and all other material tax returns (including foreign tax returns) which are required to be filed by or on behalf of the Company and each Subsidiary have been filed and all material taxes due pursuant to such returns or pursuant to any assessment received by the Company and each Subsidiary have been paid except those being disputed in good faith and for which adequate reserves have been established. The charges, accruals and reserves on the books of the Company and each Subsidiary in respect of taxes and other governmental charges have been established in accordance with GAAP.

ARTICLE 4.13      Investments, Joint Ventures. Other than as set forth in
Schedule 4.12, the Company has no direct or indirect Investment in any Person, and the Company is not a party to any partnership, management, shareholders' or joint venture or similar agreement.

ARTICLE 4.14      Not an Investment Company.

ARTICLE 4.15 Neither the Company nor any Subsidiary is an "Investment Company" within the meaning of Investment Company Act of 1940, as amended.

ARTICLE 4.16 Full Disclosure. The information heretofore furnished by the Company to the Purchaser for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by the Company or any Subsidiary to the Purchaser will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

ARTICLE 4.17 No Solicitation; No Integration with Other Offerings. No form of general solicitation or general advertising was used by the Company or, to the best of its actual knowledge, any other Person acting on behalf of the Company, in connection with the offer and sale of the Securities. Neither the Company, nor, to its knowledge, any Person acting on behalf of the Company, has, either directly or indirectly, sold or offered for sale to any Person (other than the Purchaser) any of the Securities or, within the six months prior to the date hereof, any other similar security of the Company except as contemplated by this Agreement, and the Company represents that neither itself nor any Person authorized to act on its behalf (except that the Company makes no representation as to the Purchaser and their Affiliates) will sell or offer for sale any such security to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to cause the issuance or sale of any of the Securities to be in violation of any of the provisions of Section 5 of the Securities Act. The issuance of the Securities to the Purchaser will not be integrated with any other issuance of the Company's securities (past, current or future) which requires stockholder approval under the rules of the Nasdaq Market.

ARTICLE 4.18 Permits. (a) Each of the Company and its Subsidiaries has all material Permits; (b) all such Permits are in full force and effect, and each of the Company and its Subsidiaries has fulfilled and performed all material obligations with respect to such Permits; (c) no event has occurred which allows, or after notice of lapse of time would allow, revocation or termination by the issuer thereof or which results in any other material impairment of the rights of the holder of any such Permit; and (d) the Company has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Permit.

ARTICLE 4.19 Leases. Other than as disclosed in the SEC Reports, neither the Company nor any Subsidiary is a party to any capital lease obligation with a value greater than $100,000 or to any operating lease with an aggregate annual rental greater than $500,000 during the life of such lease.

ARTICLE 4.20 Absence of Any Undisclosed Liabilities or Capital Calls. There are no liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability, other than (i) those liabilities provided for in the financial statements delivered pursuant to
Section 4.7 hereof and (ii) other undisclosed liabilities which, individually or in the aggregate, would not have a Material Adverse Effect.

ARTICLE 4.21 Public Utility Holding Company. Neither the Company nor any Subsidiary is, or will be upon issuance and sale of the Securities and the use of the proceeds described herein, subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or to any federal or state statute or regulation limiting its ability to issue and perform its obligations under any Transaction Agreement.

ARTICLE 4.22 Intellectual Property Rights. Each of the Company and its Subsidiaries owns, or is licensed under, and has the rights to use, all material patents, trademarks, trade names, copyrights, technology, know-how and processes (collectively, "Intellectual Property") used in, or necessary for the conduct of its business; no claims have been asserted by any Person to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement related thereto. To the best of Company's and its Subsidiaries' knowledge, there is no valid basis for any such claim and the use of such Intellectual Property by the Company and its Subsidiaries will not infringe upon the rights of any Person.

ARTICLE 4.23 Insurance. The Company and its Subsidiaries maintain, with financially sound and reputable insurance companies, insurance in at least such amounts and against such risks such that any uninsured loss would not have a Material Adverse Effect. All insurance coverages of the Company and its Subsidiaries are in full force and effect and there are no past due premiums in respect of any such insurance.

ARTICLE 4.24 Title to Properties. The Company and its Subsidiaries have good and marketable title to all their respective properties, real and personal, free and clear of all Liens.

ARTICLE 4.25 Eligibility to Use Form S-3. As of the date hereof, the Company meets the "registrant eligibility" requirements set forth in the general instructions applicable to registration statements on Form S-3 covering the resale of the Registrable Securities.

ARTICLE 4.26 Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's Board of Directors, to provide reasonable assurance that (i) transactions are executed in accordance with managements' general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

ARTICLE 4.27      Reserved.

ARTICLE 4.28 Foreign Practices. Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any Subsidiary has made any payments of funds of the Company or Subsidiary, or received or retained any funds, in each case (x) in violation of any law, rule or regulation or (y) of a character required to be disclosed by the Company in any of the SEC Reports.

         Section 4.27 Subsidiaries. Except for the directly and indirectly owned subsidiaries of the Company as set forth on Schedule 4.27 (the "Subsidiaries"), the Company does not own or hold any shares of stock or any other security or interest in any other equity, or any rights to acquire any such security or interest. Except for the Subsidiaries disclosed on Schedule 4.27, the Company has never had any subsidiary corporation of which the securities having a majority of voting power in electing the board of directors or representing a majority of the economic interests were, at the time as of which any determination was made, owned by the Company either directly or indirectly. The number of authorized, issued and outstanding shares of capital stock of the Subsidiaries is as set forth on Schedule
4.27. All outstanding shares of the Subsidiaries capital stock are validly issued, fully paid and nonassessable, are free from, and were not issued in violation of any preemptive rights, and are owned of record and beneficially by the Company.

ARTICLE 5.       Intentioanally omitted.

ARTICLE 6.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

ARTICLE 6.1 Purchaser. Purchaser hereby represents and warrants to the Company that:

         (a) the Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and the Securities to be acquired by it pursuant to this Agreement are being acquired for its own account and, as of the date hereof, not with a view toward, or for sale in connection with, any distribution thereof except in compliance with applicable United States federal and state securities law; provided that the disposition of the Purchaser's property shall at all times be and remain within its control;

         (b) the execution, delivery and performance of this Agreement and the purchase of the Securities pursuant thereto are within the Purchaser's corporate or partnership powers, as applicable, and have been duly and validly authorized by all requisite corporate or partnership action;

         (c) this Agreement has been duly executed and delivered by the Purchaser;

         (d) the execution and delivery by the Purchaser of the Transaction Agreements to which it is a party does not, and the consummation of the transactions contemplated hereby and thereby will not, contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, or (ii) any agreement, judgment, injunction, order, decree or other instrument binding upon such Purchaser;

         (e) Purchaser understands that the Securities have not been registered under the Securities Act and may not be transferred or sold except as specified in this Agreement or the remaining Transition Agreements;

         (f) this Agreement constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency or similar laws affecting the enforceability of creditors rights generally and (ii) equitable principles of general applicability;

         (g) the Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and the Purchaser is capable of bearing the economic risks of such investment;

         (h) the Purchaser is knowledgeable, sophisticated and experienced in business and financial matters; the Purchaser has previously invested in securities similar to the Securities and fully understands the limitations on transfer described herein; the Purchaser has been afforded access to information about the Company and the financial condition, results of operations, property, management and prospects of the Company sufficient to enable it to evaluate its investment in the Securities; the Purchaser has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and the risks of investing in the Securities; and the Purchaser has been afforded the opportunity to obtain such additional information which the Company possesses or can acquire that is necessary to verify the accuracy and completeness of the information given to the Purchaser concerning the Company. The foregoing does not in any way relieve the Company of its representations and other undertakings hereunder, and shall not limit any Purchaser's ability to rely thereon;

         (i) no part of the source of funds used by the Purchaser to acquire the Securities constitutes assets allocated to any separate account maintained by the Purchaser in which any employee benefit plan (or its related trust) has any interest; and

         (j) the Purchaser is a corporation organized under the laws of Bermuda.


ARTICLE 7.       CONDITIONS PRECEDENT TO PURCHASE OF SECURITIES

ARTICLE 7.1 Conditions Precedent to the Purchaser's Obligations to Purchase. The obligation of Purchaser hereunder to purchase the Bridge Note at the Closing is subject to the satisfaction, on or before the Closing Date of each of the following conditions, provided that these conditions are for Purchaser's sole benefit and may be waived by Purchaser at any time in its sole discretion;

         (a) The Company shall have executed this Agreement and the Registration Rights Agreement and delivered the same to the Purchaser;

         (b) The Company shall have delivered to the Purchaser a duly executed Bridge Note in accordance with Article 2 hereof;

         (c)      The Company shall have delivered the Solvency Certificate;

         (d) The representations and warranties of the Company contained in each Transaction Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specified date) and the Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by such Transaction Agreements to be performed, satisfied or complied with by it at or prior to the Closing Date. The Purchaser shall have received an Officer's Certificate executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Purchaser, including but not limited to certificates with respect to the Company Corporate Documents, resolutions relating to the transactions contemplated hereby and the incumbencies of certain officers and Directors of the Company. The form of such certificate is attached hereto as Exhibit D;

         (e) The Company shall have received all governmental, Board of Directors, shareholders and third party consents and approvals necessary or desirable in connection with the issuance and sale of the Securities;

         (f) All applicable waiting periods in respect to the issuance and sale of the Securities shall have expired without any action having been taken by any competent authority that could restrain, prevent or impose any materially adverse conditions thereon or that could seek or threaten any of the foregoing;

         (g) No law or regulation shall have been imposed or enacted that, in the judgment of the Purchaser, could adversely affect the transactions set forth herein or in the other Transaction Agreements, and no law or regulation shall have been proposed that in the reasonable judgment of Purchaser could reasonably have any such effect;

         (h) Purchaser shall have received an opinion, dated the Closing Date, of counsel to the Company;

         (i) All fees and expenses due and payable by the Company on or prior to the Closing Date shall have been paid;

         (j) The Company Corporate Documents and the Subsidiary Corporate Documents, if any, shall be in full force and effect and no term or condition thereof shall have been amended, waived or otherwise modified without the prior written consent of the Purchaser;

         (k) There shall have occurred no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or any Subsidiary since December 31, 2000;

         (l) There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that challenges the validity of or purports to affect this Agreement or any other Transaction Agreement, or other transaction contemplated hereby or thereby or that could reasonably be expected to have a Material Adverse Effect, or any material adverse effect on the enforceability of the Transaction Agreements or the Securities or the rights of the holders of the Securities or the Purchaser hereunder;

         (m) The Purchaser shall have confirmed receipt of the Bridge Note to be issued, duly executed by the Company and registered in the name of the Purchaser specified in Section 2.1;

         (n) There shall not have occurred any disruption or adverse change in the financial or capital markets generally, or in the market for the Common Stock (including but not limited to any suspension or delisting), which the Purchaser reasonably deems material in connection with the purchase of the Securities;

         (o) Immediately before and after the Closing Date, no Default or Event of Default shall have occurred and be continuing; and

         (p) The Purchaser shall have received all other opinions, resolutions, certificates, instruments, agreements or other documents as they shall reasonably request.

ARTICLE 7.2 Conditions to the Company's Obligations. The obligations of the Company to issue and sell the Securities to the Purchaser pursuant to this Agreement are subject to the satisfaction, at or prior to any Closing Date, of the following conditions:

         (a) The representations and warranties of the Purchaser contained herein shall be true and correct in all material respects on the Closing Date and the Purchaser shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by the Purchaser at or prior to the Closing Date;

         (b) The issue and sale of the Securities by the Company shall not be prohibited by any applicable law, court order or governmental regulation;

         (c) Receipt by the Company of duly executed counterparts of this Agreement and the Registration Rights Agreement signed by the Purchaser; and

         (d) The Company shall have received payment of the Purchase Price, less the Expense Reimbursement Fee.


ARTICLE 8.                    AFFIRMATIVE COVENANTS

         The Company hereby agrees that, from and after the date hereof for so long as the Bridge Note remains outstanding and Purchaser holds any of the Shares, and for the benefit of the Purchaser:

ARTICLE 8.1 Information. The Company will deliver to each holder of the Bridge Note:

         (a) promptly upon the filing thereof, copies of (i) all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), and (ii) all reports of Forms 10-K, 10-Q and 8-K (or other equivalents) which the Company or any Subsidiary has filed with the Commission;

         (b) simultaneously with the delivery of each item referred to in clause (a) above, a certificate from the chief financial officer of the Company stating that no Default or Event of Default has occurred and is continuing, or, if as of the date of such delivery a Default shall have occurred and be continuing, a certificate from the Company setting forth the details of such Default or Event of Default and the action which the Company is taking or proposes to take with respect thereto;

         (c) within two (2) days after any officer of the Company obtains knowledge of a Default or Event of Default, or that any Person has given any notice or taken any action with respect to a claimed Default hereunder, a certificate of the chief financial officer of the Company setting forth the details thereof and the action which the Company is taking or proposed to take with respect thereto;

         (d) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed and any other document generally distributed to shareholders;

         (e) at least two (2) Business Days prior to the consummation of any Financing or other event requiring a repayment of the Bridge Note under
Section 3.4, notice thereof together with a summary of all material terms thereof and copies of all documents and instruments associated therewith; and

         (f) promptly following the commencement thereof, notice and a description in reasonable detail of any litigation or proceeding to which the Company or any Subsidiary is a party in which the amount involved is $250,000 or more and not covered by insurance or in which injunctive or similar relief is sought or which the Company is required to disclose in its SEC Reports.


ARTICLE 8.2 Payment of Obligations. The Company will, and will cause each Subsidiary to, pay and discharge, at or before maturity, all their respective material obligations, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings and will maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

ARTICLE 8.3 Maintenance of Property; Insurance. The Company will, and will cause each Subsidiary to, keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted. In addition, the Company and each Subsidiary will maintain insurance in at least such amounts and against such risks as it has insured against as of the Closing Date.

ARTICLE 8.4 Maintenance of Existence. The Company will, and will cause each Subsidiary to, continue to engage in business of the same general type as now conducted by the Company and such Subsidiaries, and will preserve, renew and keep in full force and effect its respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business.

ARTICLE 8.5 Compliance with Laws. The Company will, and will cause each Subsidiary to, comply, in all material respects, with all federal, state, municipal, local or foreign applicable laws, ordinances, rules, regulations, municipal by-laws, codes and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected, in the aggregate, to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or such Subsidiary.

ARTICLE 8.6 Inspection of Property, Books and Records. The Company will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to their respective businesses and activities; and will permit, during normal business hours, the Purchaser's Representative or an affiliate thereof, as representatives of the Purchaser, to visit and inspect any of their respective properties, upon reasonable prior notice, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective executive officers and independent public accountants (and by this provision the Company authorizes its independent public accountants to disclose and discuss with the Purchaser the affairs, finances and accounts of the Company and its Subsidiaries), all at such reasonable times.

ARTICLE 8.7 Investment Company Act. The Company will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

ARTICLE 8.8 Use of Proceeds. The proceeds from the issuance and sale of the Bridge Note by the Company shall be used to finance the Company's [______________]. None of the proceeds from the issuance and sale of the Bridge Note by the Company pursuant to this Agreement will be used directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System.

ARTICLE 8.9 Compliance with Terms and Conditions of Material Contracts. The Company will, and will cause each Subsidiary to, comply, in all respects, with all terms and conditions of all material contracts to which it is subject.

ARTICLE 8.10 Maintenance of Reporting Status; Supplemental Information. So long as any of the Securities are outstanding, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act. The Company shall not terminate its status as an issuer required to file reports under the Exchange Act, even if the Exchange Act or the rules and regulations thereunder would permit such termination. If at anytime the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish at its expense, upon request, for the benefit of the holders from time to time of Securities, and prospective Purchaser of Securities, information satisfying the information requirements of Rule 144 under the Securities Act.

ARTICLE 8.11 Form D; Blue Sky Laws. The Company agrees to file a "Form D" with respect to the Securities as required under Regulation D of the Securities Act and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchaser at the Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Purchaser on or prior to the First Closing Date.


ARTICLE 9.                     NEGATIVE COVENANTS

         The Company hereby agrees that, from and after the date hereof for so long as the Bridge Note remains outstanding and for the benefit of the
Purchaser:

ARTICLE 9.1       Intentionally Omitted.

ARTICLE 9.2 Transactions with Affiliates. The Company and each Subsidiary will not, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition or stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, and Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate, except, (1) pursuant to those agreements specifically identified on Schedule 8.2 attached hereto (with a copy of such agreements annexed to such Schedule 8.3) or (2) on terms to the Company or such Subsidiary no less favorable than terms that could be obtained by the Company or such Subsidiary from a Person that is not an Affiliate of the Company upon negotiation at arms' length, as determined in good faith by the Board of Directors of the Company; provided that no determination of the Board of Directors shall be required with respect to any such transactions entered into in the ordinary course of business.

ARTICLE 9.3 Merger or Consolidation. Subject to the provisions of Section 3.4(b), the Company will not, in a single transaction or a series of related transactions without ten days prior written notice to Purchaser, (i) consolidate with or merge with or into any other Person, or (ii) permit any other Person to consolidate with or merge into it, unless the Company shall be the survivor of such merger or consolidation and (x) immediately before and immediately after given effect to such transaction (including any indebtedness incurred or anticipated to be incurred in connection with the transaction), no Default or Event of Default shall have occurred and be continuing; and (y) the Company has delivered to the Purchaser an Officer's Certificate stating that such consolidation, merger or transfer complies with this Agreement, and that all conditions precedent in this Agreement relating to such transaction have been satisfied.

ARTICLE 9.4       Limitation on Asset Sales. Subject to the provisions of
Section 3.4(b), neither the Company nor any Subsidiary will consummate an Asset Sale of material assets of the Company or any Subsidiary without ten days prior written notice to Purchaser. As used herein, "Asset Sale" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) or sales of capital stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purpose of this definition as a "disposition"), including any disposition by means of a merger, consolidation or similar transaction other than a disposition of property or assets at fair market value in the ordinary course of business.

ARTICLE 9.5 Restrictions on Certain Amendments. Neither the Company nor any Subsidiary will waive any provision of, amend, or suffer to be amended, any provision of such entity's existing Debt, any material contract or agreement previously or hereafter filed by the Company with the Commission as part of its SEC Reports, any Company Corporate Document or Subsidiary Corporate Document if such amendment, in the Company's reasonable judgment, would materially adversely affect the Purchaser or the holders of the Securities without the prior written consent of the Purchaser.


ARTICLE 10.                    RESTRICTIVE LEGENDS

ARTICLE 10.1 Restrictions on Transfer. From and after their respective dates of issuance, none of the Securities shall be transferable except upon the conditions specified in this Article IX, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the transfer of any of such Securities or any interest therein. Purchaser will use its best efforts to cause any proposed transferee of any Securities held by it to agree to take and hold such Securities subject to the provisions and upon the conditions specified in this Article IX.

ARTICLE 10.2      Restrictive Legends.

         (a) Each certificate for the Shares issued to Purchaser or to a subsequent transferee shall include a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OR (C) IF REGISTERED UNDER THE SECURITIES ACT.

ARTICLE 10.3 Notice of Proposed Transfers. Prior to any proposed Transfer of the Securities (other than a Transfer (i) registered or exempt from registration under the Securities Act, (ii) to an affiliate of a Purchaser which is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act, provided that any such transferee shall agree to be bound by the terms of this Agreement and the Registration Rights Agreement, or (iii) to be made in reliance on Rule 144 under the Securities Act), the holder thereof shall give written notice to the Company of such holder's intention to effect such Transfer, setting forth the manner and circumstances of the proposed Transfer, which shall be accompanied by (A) an opinion of counsel reasonably acceptable to the Company, confirming that such transfer does not give rise to a violation of the Securities Act, (B) representation letters in form and substance reasonably satisfactory to the Company to ensure compliance with the provisions of the Securities Act and (C) letters in form and substance reasonably satisfactory to the Company from each such transferee stating such transferee's agreement to be bound by the terms of this Agreement and the Registration Rights Agreement. Such proposed Transfer may be effected only if the Company shall have received such notice of transfer, opinion of counsel, representation letters and other letters referred to in the immediately preceding sentence, whereupon the holder of such Securities shall be entitled to Transfer such Securities in accordance with the terms of the notice delivered by the holder to the Company.


ARTICLE 11.          ADDITIONAL AGREEMENTS AMONG THE PARTIES

ARTICLE 11.1      Registration Rights.

         (a) The Company shall grant the Purchaser registration rights as set forth in the Registration Rights Agreement attached hereto as Exhibit B.


ARTICLE 12.                      CERTAIN NOTICES

ARTICLE 12.1 Notice to Purchaser. If the Company shall fix a record date for:

         (a) any share reorganization (other than the subdivision of outstanding Common Stock into a greater number of shares or the consolidation of outstanding Common Stock into a smaller number of shares),

         (b)      any rights offering,

         (c)      any special distribution,

         (d) any capital reorganization (other than a reclassification or redesignation of the Common Stock into other shares),

         (e)      Sale Event; or

         (f)      any cash dividend,

the Company shall, not less than 10 days prior to such record date or, if no record date is fixed, prior to the effective date of such event, give to the Purchaser notice of the particulars of the proposed event or the extent that such particulars have been determined at the time of giving the notice.

ARTICLE 13.                     EVENTS OF DEFAULT

ARTICLE 13.1 Events of Default. If one or more of the following events (each an "Event of Default") shall have occurred and be continuing:

         (a) failure by the Company to pay or repay when due, all or any part of the principal on any of the Bridge Note (whether by virtue of the agreements specified in this Agreement or the Bridge Note);

         (b) failure by the Company to pay (i) within five (5) Business Days of the due date thereof any Default Interest on the Bridge Note or (ii) within five (5) Business Days following the delivery of notice to the Company of any fees or any other amount payable (not otherwise referred to in (a) above or this clause (b)) by the Company under this Agreement or any other Transaction Agreement;

         (c) failure on the part of the Company to observe or perform any covenant contained in Article VIII of this Agreement;

         (d) the trading in the Common Stock shall have been suspended by the Commission or by the Nasdaq Market (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company and except if, at the time there is any suspension on the Nasdaq Market, the Common Stock is then listed and approved for trading on either the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock market's Small Cap Market, or the Nasdaq National Market or Bulletin Board within ten (10) Trading Days thereof);

         (e) the Company shall have its Common Stock delisted from the Bulletin Board for at least ten (10) consecutive Trading Days and is unable to obtain a listing on either the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock market's Small Cap Market, Bulletin Board or the Nasdaq Stock Market's National Market within such ten (10) Trading Days;

         (f) the Company or any Subsidiary has commenced a voluntary case or other proceeding seeking liquidation, winding-up, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or has consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or has made a general assignment for the benefit of creditors, or has failed generally to pay its debts as they become due, or has taken any corporate action to authorize any of the foregoing;

         (g) an involuntary case or other proceeding has been commenced against the Company or any Subsidiary seeking liquidation, winding-up, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days, or an order for relief has been entered against the Company or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

         (h) default in any provision (including payment) or any agreement governing the terms of any Debt of the Company or any Subsidiary in excess of $1,000,000, which has not been cured within any applicable period of grace associated therewith;

         (i) judgments or orders for the payment of money which in the aggregate at any one time exceed $1,000,000 and are not covered by insurance have been rendered against the Company or any Subsidiary by a court of competent jurisdiction and such judgments or orders shall continue unsatisfied and unstayed for a period of 60 days;

         (j) any representation, warranty, certification or statement made by the Company in any Transaction Agreement or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with any Transaction Agreement shall prove to have been untrue in any material respect when made; or

         (k) the Company has failed to have title insurance satisfactory to Purchaser issued in favor of Purchaser with respect to the real property subject to the Mortgage Agreement with 14 calendar days of Closing;

then, and in every such occurrence, any Purchaser may, with respect to an Event of Default specified in paragraphs (a) or (b), and the Majority Holders may, with respect to any other Event of Default, by notice to the Company, declare the Bridge Note to be, and the Bridge Note shall thereon become immediately due and payable; provided that in the case of any of the Events of Default specified in paragraph (f) or (g) above with respect to the Company or any Subsidiary, then, without any notice to the Company or any other act by any Purchaser, the entire amount of the Bridge Note shall become immediately due and payable, provided, further, if any Event of Default has occurred and is continuing, and irrespective of whether any Bridge Note has been declared immediately due and payable hereunder, any Purchaser of Bridge Note may proceed to protect and enforce the rights of such Purchaser by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Bridge Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise, and provided further, in the case of any Event of Default, the amount declared due and payable on the Bridge Note shall be the Formula Price thereof.

ARTICLE 13.2 Powers and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Purchaser is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Every power and remedy given by the Bridge Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Purchaser.


ARTICLE 14.                      MISCELLANEOUS

ARTICLE 14.1 Notices. All notices, demands and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address set forth on the signature pages hereof, or such other address as such party may hereafter specify for the purpose to the other parties. Each such notice, demand or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified on the signature page hereof, (ii) if given by mail, four days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in or pursuant to this Section.

ARTICLE 14.2      No Waivers; Amendments.

         (a) No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

         (b) Any provision of this Agreement may be amended, supplemented or waived if, but only if, such amendment, supplement or waiver is in writing and is signed by the Company and the Majority Holders; provided, that without the consent of each holder of any Bridge Note affected thereby, an amendment or waiver may not (a) reduce the aggregate principal amount of Bridge Note whose holders must consent to an amendment or waiver, (b) reduce the rate or extend the time for payment of interest on any Bridge Note, (c) reduce the principal amount of or extend the stated maturity of any Bridge Note or (d) make any Bridge Note payable in money or property other than as stated in such Bridge Note. In determining whether the holders of the requisite principal amount of Bridge Note have concurred in any direction, consent, or waiver as provided in any Transaction Agreement, Bridge Note which are owned by the Company or any other obligor on or guarantor of the Bridge Note, or by any Person Controlling, Controlled by, or under common Control with any of the foregoing, shall be disregarded and deemed not to be outstanding for the purpose of any such determination; and provided further that no such amendment, supplement or waiver which affects the rights of the Purchaser and their affiliates otherwise than solely in their capacities as holders of Bridge Note shall be effective with respect to them without their prior written consent.

ARTICLE 14.3      Indemnification.

         (a) The Company agrees to indemnify and hold harmless each Purchaser, its Affiliates, and each Person, if any, who controls such Purchaser, or any of its Affiliates, within the meaning of the Securities Act or the Exchange Act (each, a "Controlling Person"), and the respective partners, agents, employees, officers and Directors of each Purchaser, their Affiliates and any such Controlling Person (each an "Indemnified Party") and collectively, the "Indemnified Parties"), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation and as incurred, reasonable costs of investigating, preparing or defending any such claim or action, whether or not such Indemnified Party is a party thereto, provided that the Company shall not be obligated to advance such costs to any Indemnified Party other than the Purchaser unless it has received from such Indemnified Party an undertaking to repay to the Company the costs so advanced if it should be determined by final judgment of a court of competent jurisdiction that such Indemnified Party was not entitled to indemnification hereunder with respect to such costs) which may be incurred by such Indemnified Party in connection with any investigative, administrative or judicial proceeding brought or threatened that relates to or arises out of, or is in connection with any activities contemplated by any Transaction Agreement or any other services rendered in connection herewith; provided that the Company will not be responsible for any claims, liabilities losses, damages or expenses that are determined by final judgment of a court of competent jurisdiction to result from such Indemnified Party's gross negligence, willful misconduct or bad faith.

         (b) If any action shall be brought against an Indemnified Party with respect to which indemnity may be sought against the Company under this Agreement, such Indemnified Party shall promptly notify the Company in writing and the Company, at its option, may, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. The failure to so notify the Company shall not affect any obligations the Company may have to such Indemnified Party under this Agreement or otherwise unless the Company is materially adversely affected by such failure. Such Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Company has failed to assume the defense and employ counsel or (ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Company, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, in which case, if such Indemnified Party notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, provided, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel, in addition to any local counsel, which counsel shall be designated by the Purchaser. The Company shall not be liable for any settlement of any such action effected without the written consent of the Company (which shall not be unreasonably withheld) and the Company agrees to indemnify and hold harmless each Indemnified Party from and against any loss or liability by reason of settlement of any action effected with the consent of the Company. In addition, the Company will not, without the prior written consent of the Purchaser, settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in respect to which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes an express unconditional release of the Purchaser and the other Indemnified Parties, satisfactory in form and substance to the Purchaser, from all liability arising out of such action, claim, suit or proceeding.

         (c) If for any reason the foregoing indemnity is unavailable (otherwise than pursuant to the express terms of such indemnity) to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then in lieu of indemnifying such Indemnified Party, the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such claims, labilities, losses, damages, or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Purchaser on the other from the transactions contemplated by this Agreement or (ii) if the allocation provided by clause (i) is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Purchaser on the other, but also the relative fault of the Company and the Purchaser as well as any other relevant equitable considerations. Notwithstanding the provisions of this Section 13.3, the aggregate contribution of all Indemnified Parties shall not exceed the amount of interest and fees actually received by the Purchaser pursuant to this Agreement. It is hereby further agreed that the relative benefits to the Company on the one hand and the Purchaser on the other with respect to the transactions contemplated hereby shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or by the Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         (d) The indemnification, contribution and expense reimbursement obligations set forth in this Section 13.3 (i) shall be in addition to any liability the Company may have to any Indemnified Party at common law or otherwise; (ii) shall survive the termination of this Agreement and the other Transaction Agreements and the payment in full of the Bridge Note and (iii) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Purchaser or any other Indemnified Party.

ARTICLE 14.4 Expenses: Documentary Taxes. The Company agrees to pay to Global Capital Advisors, LLC a fee of $10,000.00 (the "Expense Reimbursement Fee") in full satisfaction of all obligations of the Company to Purchaser and its agents in connection with the negotiation and preparation of the Transaction Agreements, relevant due diligence, and fees and disbursements of legal counsel. In addition, the Company shall grant Global Capital Advisors, LLC a lifetime subscription to the Company's proprietary database, Placement Tracker.com. The Company agrees to pay any and all stamp, transfer and other similar taxes, assessments or charges payable in connection with the execution and delivery of any Transaction Agreement or the issuance of the Securities to Purchaser, excluding their assigns.

ARTICLE 14.5 Payment. The Company agrees that, so long as a Purchaser shall own any Bridge Note purchased by it from the Company hereunder, the Company will make payments to such Purchaser of all amounts due thereon by wire transfer by 4:00 P.M. (New York City time).

ARTICLE 14.6 Successors and Assigns. This Agreement shall be binding upon the Company and upon the Purchaser and their respective successors and assigns; provided that the Company shall not assign or otherwise transfer its rights or obligations under this Agreement to any other Person without the prior written consent of the Majority Holders. All provisions hereunder purporting to give rights to Purchaser and their affiliates or to holders of Securities are for the express benefit of such Persons and their successors and assigns.

ARTICLE 14.7 Brokers. Except for a cash fee of three percent (3%) of the principal amount of Bridge Note issued pursuant to this Agreement to Colony Park Financial Services, LLC., the Company represents and warrants that it has not employed any broker, finder, financial advisor or investment banker who would be entitled to any brokerage, finder's or other fee or commission payable by the Company or the Purchaser in connection with the sale of the Securities.

ARTICLE 14.8 Delaware Law; Submission to Jurisdiction; Waiver of Jury Trial; Appointment of Agent. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE. EACH PARTY HERETO HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT OF DELAWARE AND OF ANY DELAWARE COURT SITTING IN DELAWARE FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

ARTICLE 14.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated unless a failure of consideration would result thereby.

ARTICLE 14.10 Survival. All provisions contained in this Agreement (unless specifically noted to the contrary) shall survive the payment in full of the Bridge Note and shall remain operative and in full force.

ARTICLE 14.11 Counterparts. This Agreement may be executed by telecopy signatures and in any number of counterparts each of which shall be an original with the same effect as if the signatures there to and hereto were upon the same instrument.


                        [SIGNATURES ON FOLLOWING PAGES]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers, as of the date first above written.



                                    DIRECTPLACEMENT, INC.

                                    By: /s/ BRIAN M. OVERSTREET
                                        ----------------------------------------
                                    Title: President and Chief Executive Officer
                                    Address:   3655 Nobel Drive, Suite 540
                                               San Diego, CA 92122

                                    Fax:
                                    Attn:


                                    GCA STRATEGIC INVESTMENT FUND LIMITED

                                    By: /s/ LEWIS N. LESTER
                                        ----------------------------------------
                                    Title:
                                    Address:   Mechanics Building
                                               12 Church Street
                                               Hamilton HM II
                                               Bermuda

                                    Fax:       678-947-6499
                                    Attn:      Mr. Lewis N. Lester

                                LIST OF SCHEDULES

Schedule 4.3  Capitalization................................................12
Schedule 4.12 Investment, Joint Ventures................................15, 17
Schedule 4.27 Subsidiaries..................................................17

                                LIST OF EXHIBITS

Exhibit A Secured Bridge Notes...........................................1, 15
Exhibit B Registration Rights Agreement......................................1
Exhibit C Form of Solvency Certificate.......................................7
Exhibit D Form of Officer's Certificate.....................................19
Exhibit E Escrow Agreement...................................................5


                                       ii